BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                                                                                    1996           1995
                                                                                ------------   ------------
ASSETS
   Cash and due from banks....................................................  $  3,995,017   $  4,044,406
   Interest-bearing deposits..................................................            --      2,000,000
   Federal funds sold.........................................................     4,537,000      5,381,000
   Securities available-for-sale..............................................    45,249,656     46,000,953
   Loans receivable, net......................................................   100,711,314     93,212,634
   Premises and equipment.....................................................     2,840,420      2,894,166
   Accrued interest receivable................................................     1,250,380      1,196,821
   Other real estate owned....................................................       629,043      1,127,844
   Other assets...............................................................       120,381        309,636
                                                                                ------------   ------------
   Total assets...............................................................  $159,333,211   $156,167,460
                                                                                ------------   ------------
                                                                                ------------   ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
   LIABILITIES
   Demand deposits............................................................  $ 11,674,974   $ 10,643,246
   Savings and NOW deposits...................................................    98,517,380     98,031,173
   Other time deposits........................................................    31,917,532     31,614,914
                                                                                ------------   ------------
   Total deposits.............................................................   142,109,886    140,289,333
   Other liabilities..........................................................       438,458        410,897
                                                                                ------------   ------------
   Total liabilities..........................................................   142,548,344    140,700,230
                                                                                ------------   ------------
   SHAREHOLDERS' EQUITY
   Common stock -- $5 par value
      Authorized -- 5,000,000 shares;
      Outstanding -- 1,133,218 and 553,837 shares.............................     5,666,088      2,769,185
   Additional paid-in capital.................................................     2,887,618      2,605,131
   Retained earnings..........................................................     8,279,343      9,876,179
   Net unrealized appreciation (depreciation) on available-for-sale
      securities..............................................................       (48,182)       216,735
                                                                                ------------   ------------
   Total shareholders' equity.................................................    16,784,867     15,467,230
                                                                                ------------   ------------
   Total liabilities and shareholders' equity.................................  $159,333,211   $156,167,460
                                                                                ------------   ------------
                                                                                ------------   ------------

   SEE NOTES TO FINANCIAL STATEMENTS.

         STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                    1996          1995          1994
                                                                 -----------   -----------   -----------
INTEREST INCOME
Loans receivable...............................................  $ 8,641,234   $ 8,379,711   $ 7,134,422
Securities.....................................................    2,649,754     2,746,916     2,809,844
Federal funds sold.............................................      337,142       147,670       236,083
                                                                 -----------   -----------   -----------
Total interest income..........................................   11,628,130    11,274,297    10,180,349
                                                                 -----------   -----------   -----------
INTEREST EXPENSE
Deposits.......................................................    6,099,275     6,534,397     5,582,156
Federal funds purchased........................................        5,655         5,733            --
                                                                 -----------   -----------   -----------
Total interest expense.........................................    6,104,930     6,540,130     5,582,156
                                                                 -----------   -----------   -----------
Net interest income............................................    5,523,200     4,734,167     4,598,193
Provision for loan losses......................................      305,000        58,000        90,000
                                                                 -----------   -----------   -----------
Net interest income after provision for loan losses............    5,218,200     4,676,167     4,508,193
                                                                 -----------   -----------   -----------
NONINTEREST INCOME
Income from fiduciary activities...............................      407,227       351,710       339,190
Service charges on deposit accounts............................      231,307       243,385       216,435
Other service charges and fees.................................      288,877       233,192       240,989
Net securities gains...........................................       54,072        57,255            --
Other income...................................................      159,032        49,504        18,592
                                                                 -----------   -----------   -----------
Total noninterest income.......................................    1,140,515       935,046       815,206
                                                                 -----------   -----------   -----------
NONINTEREST EXPENSES
Salaries and employee benefits.................................    2,075,737     1,876,302     1,746,124
Occupancy expense..............................................      565,193       526,146       449,092
Deposit insurance premium......................................       22,956       161,674       290,000
Other expense..................................................    1,321,154     1,162,410     1,111,399
                                                                 -----------   -----------   -----------
Total noninterest expenses.....................................    3,985,040     3,726,532     3,596,615
                                                                 -----------   -----------   -----------
Income before income taxes.....................................    2,373,675     1,884,681     1,726,784
Income tax expense.............................................      542,059       360,850       348,599
                                                                 -----------   -----------   -----------
Net Income.....................................................  $ 1,831,616   $ 1,523,831   $ 1,378,185
                                                                 -----------   -----------   -----------
                                                                 -----------   -----------   -----------
Net income per share of common stock...........................  $      1.64   $      1.39   $      1.28
                                                                 -----------   -----------   -----------
                                                                 -----------   -----------   -----------
Average shares outstanding.....................................    1,116,396     1,097,764     1,078,788
                                                                 -----------   -----------   -----------
                                                                 -----------   -----------   -----------

SEE NOTES TO FINANCIAL STATEMENTS.

         STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                   Net
                                                                                Unrealized
                                                                               Appreciation
                                                                              (Depreciation)
                                                    Additional                on Available-        Total
                                         Common      Paid-in      Retained       for-Sale      Shareholders'
                                         Stock       Capital      Earnings      Securities        Equity
                                       ----------   ----------   ----------   --------------   -------------
Balance at December 31, 1993.........  $2,671,485   $2,139,069   $8,084,395     $       --      $12,894,949
Net income for 1994..................          --           --    1,378,185             --        1,378,185
Cash dividends paid -- $0.49 per
   share.............................          --           --     (529,060)            --         (529,060)
Sale of common stock --
   Dividend reinvestment plan........      35,825      188,784           --             --          224,609
Stock options exercised..............      18,015       51,245           --             --           69,260
Net changes in unrealized
   depreciation on available-for-sale
   securities, net of taxes of
   $379,895..........................          --           --           --       (737,443)        (737,443)
                                       ----------   ----------   ----------   --------------   -------------
Balance at December 31, 1994.........   2,725,325    2,379,098    8,933,520       (737,443)      13,300,500
Net income for 1995..................          --           --    1,523,831             --        1,523,831
Cash dividends paid -- $0.53 per
   share.............................          --           --     (581,172)            --         (581,172)
Sale of common stock --
   Dividend reinvestment plan........      42,650      224,743           --             --          267,393
Stock options exercised..............       1,210        1,290           --             --            2,500
Net changes in unrealized
   appreciation on available-for-sale
   securities, net of taxes of
   $491,547..........................          --           --           --        954,178          954,178
                                       ----------   ----------   ----------   --------------   -------------
Balance at December 31, 1995.........   2,769,185    2,605,131    9,876,179        216,735       15,467,230
Net income for 1996..................          --           --    1,831,616             --        1,831,616
Cash dividends paid -- $0.58 per
   share.............................          --           --     (642,102)            --         (642,102)
Stock dividend.......................   2,786,350           --   (2,786,350)            --               --
Sale of common stock --
   Dividend reinvestment plan........      67,663      231,607           --             --          299,270
Stock options exercised..............      42,890       50,880           --             --           93,770
Net changes in unrealized
   depreciation on available-for-sale
   securities, net of taxes of
   $136,472..........................          --           --           --       (264,917)        (264,917)
                                       ----------   ----------   ----------   --------------   -------------
Balance at December 31, 1996.........  $5,666,088   $2,887,618   $8,279,343     $  (48,182)     $16,784,867
                                       ----------   ----------   ----------   --------------   -------------
                                       ----------   ----------   ----------   --------------   -------------

SEE NOTES TO FINANCIAL STATEMENTS.

         STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                       1996         1995         1994
                                                                    ----------   ----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income........................................................  $1,831,616   $1,523,831   $ 1,378,185
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation...................................................     385,535      348,749       298,841
   Provision for loan losses......................................     305,000       58,000        90,000
   Net securities gains...........................................     (54,072)     (57,255)           --
   Gain on sale of foreclosed real estate.........................     (92,271)          --        14,067
   Deferred income taxes..........................................     113,602       93,232        79,760
   Loss on sale of equipment......................................       6,003          269         2,577
   Accrued income and other assets................................     158,567      358,467      (673,243)
   Other liabilities..............................................      27,561       15,266      (130,822)
                                                                    ----------   ----------   -----------
Net cash provided by operating activities.........................   2,681,541    2,340,559     1,059,365
                                                                    ----------   ----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Net change in interest-bearing deposits...........................   2,000,000   (2,000,000)           --
Proceeds from maturities of held-to-maturity securities...........          --    2,422,400     3,931,083
Proceeds from maturities of available-for-sale securities.........   6,193,055    1,944,937            --
Proceeds from sale of available-for-sale securities...............   2,526,924    6,900,504            --
Purchases of held-to-maturity securities..........................          --           --    (9,718,137)
Purchases of available-for-sale securities........................  (8,316,000)  (3,472,791)   (2,954,884)
Net change in Federal funds sold..................................     844,000   (3,682,000)    5,225,000
Net increase in loans.............................................  (8,078,450)  (6,309,205)   (7,554,662)
Proceeds from sale of foreclosed real estate......................     919,897      165,152       216,812
Proceeds from sale of equipment...................................       5,400          300            --
Purchase of premises and equipment................................    (343,192)    (310,258)     (853,256)
Additions to other real estate owned..............................     (54,055)    (219,978)           --
                                                                    ----------   ----------   -----------
Net cash used in investing activities.............................  (4,302,421)  (4,560,939)  (11,708,044)
                                                                    ----------   ----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in demand, savings and NOW
   deposit accounts...............................................   1,517,935    1,200,794    12,332,938
Net increase (decrease) in time deposits..........................     302,618    2,138,330    (2,406,972)
Proceeds from issuance of common stock............................     393,040      269,893       293,869
Dividends paid....................................................    (642,102)    (581,172)     (529,060)
                                                                    ----------   ----------   -----------
Net cash provided by financing activities.........................   1,571,491    3,027,845     9,690,775
                                                                    ----------   ----------   -----------
Net increase (decrease) in cash and due from banks................     (49,389)     807,465      (957,904)
Cash and due from banks at January 1..............................   4,044,406    3,236,941     4,194,845
                                                                    ----------   ----------   -----------
Cash and due from banks at December 31............................  $3,995,017   $4,044,406   $ 3,236,941
                                                                    ----------   ----------   -----------
                                                                    ----------   ----------   -----------
SUPPLEMENTAL DISCLOSURES
Interest paid.....................................................  $6,114,860   $6,524,363   $ 5,535,457
                                                                    ----------   ----------   -----------
                                                                    ----------   ----------   -----------
Income taxes paid.................................................  $  265,200   $  485,060   $   456,000
                                                                    ----------   ----------   -----------
                                                                    ----------   ----------   -----------
Loans transferred to foreclosed real estate.......................  $  328,825   $  681,387   $        --
                                                                    ----------   ----------   -----------
                                                                    ----------   ----------   -----------

SEE NOTES TO FINANCIAL STATEMENTS.

         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS. The Bank of Lancaster is a state chartered bank and a member of the Federal Reserve System. The Bank services individual and commercial customers, the majority of which are in the Northern Neck of Virginia. The Bank has two offices located in Kilmarnock and one office in White Stone, Virginia. The Bank offers a full range of deposit and loan products to its retail and commercial customers. A substantial amount of the Bank's deposits are interest-bearing. The majority of the Bank's loan portfolio is secured by real estate.

USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. The amounts recorded in the financial statements may be affected by those estimates and assumptions. Actual results may vary from those estimates.

     The Bank uses estimates primarily in developing its allowance for loan losses, in estimating the economic life of loan fees and costs, in computing deferred tax assets, in determining the estimated useful lives of premises and equipment, and in the valuation of other real estate owned.

SECURITIES AVAILABLE-FOR-SALE. Debt and equity securities are classified as available-for-sale and carried at fair value, with unrealized gains and losses, net of tax, excluded from income and reported as a separate component of stockholders' equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

LOANS RECEIVABLE. Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any chargeoffs or specific valuation accounts and net of any unearned discount and fees and costs on originating loans.

     Loan origination fees and certain direct origination costs for real estate mortgage loans are capitalized and recognized as an adjustment of the yield of the related loans. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

     The allowance for loan losses is increased by charges to income and decreased by chargeoffs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

BANK PREMISES AND EQUIPMENT. Land is carried at cost. Bank premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the premises and equipment.

OTHER REAL ESTATE OWNED. Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other income.

INCOME TAXES. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

         NOTES TO FINANCIAL STATEMENTS CONTINUED

                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONCLUDED)

PENSION BENEFITS. The Bank maintains a noncontributory defined benefit pension plan which covers substantially all full-time employees. The plan provides benefits that are based on employees' average compensation during the five consecutive years of highest compensation. The Bank's funding policy is to make the minimum annual contribution that is required by applicable regulations, plus such amounts as the Bank may determine to be appropriate from time to time.

TRUST ASSETS AND INCOME. Assets held by the trust department, other than cash on deposit, are not included in these financial statements, since such items are not assets of the Bank. Trust fees are recorded on the accrual basis.

NET INCOME PER SHARE. Net income per share is calculated by dividing net income by the weighted average number of shares of common stock outstanding.

OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS. In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

STOCK SPLIT. On May 3, 1996, the Board of Directors authorized a two for one stock split effected in the form of a 100 percent stock dividend. All earnings per share amounts and share amounts included in the financial statements have been adjusted for the stock split. An amount equal to the $5 par value of the additional common shares has been transferred from retained earnings to common stock.

RECLASSIFICATIONS. Certain amounts in the financial statements have been reclassified to conform with classifications adopted in 1996.

NOTE 2. SECURITIES AVAILABLE-FOR-SALE

     The carrying amount of debt and other securities and their approximate fair values at December 31, 1996 and 1995, follow:

                                                               Gross        Gross
                                                Amortized    Unrealized   Unrealized      Fair
                                                  Cost         Gains        Losses        Value
                                               -----------   ----------   ----------   -----------
December 31, 1996
   U.S. Treasury securities..................  $11,785,375    $  7,152     $ 81,063    $11,711,463
   U.S. Government agencies..................   13,950,194      18,955      243,509     13,725,640
   State and municipal securities............   16,824,659     321,286       76,858     17,069,088
   Other securities..........................    2,762,431       1,807       20,773      2,743,465
                                               -----------   ----------   ----------   -----------
                                               $45,322,659    $349,200     $422,203    $45,249,656
                                               -----------   ----------   ----------   -----------
                                               -----------   ----------   ----------   -----------
December 31, 1995
   U.S. Treasury securities..................  $13,788,709    $ 28,303     $ 32,357    $13,784,655
   U.S. Government agencies..................   12,738,685     102,401      137,414     12,703,672
   State and municipal securities............   16,482,477     441,635       69,186     16,854,926
   Other securities..........................    2,662,695      15,837       20,832      2,657,700
                                               -----------   ----------   ----------   -----------
                                               $45,672,566    $588,176     $259,789    $46,000,953
                                               -----------   ----------   ----------   -----------
                                               -----------   ----------   ----------   -----------

     Gross realized gains and gross realized losses on sales of securities were as follows:

                                                                           1996      1995      1994
                                                                          -------   -------   -------
Gross realized gains....................................................  $54,071   $57,255   $    --
Gross realized losses...................................................       --        --        --

NOTE 2. SECURITIES AVAILABLE-FOR-SALE -- (CONCLUDED)

     The scheduled maturities of securities available-for-sale at December 31, 1996, were as follows:

                                                                               Available-for-Sale
                                                                                   Securities
                                                                            -------------------------
                                                                             Amortized
                                                                               Cost       Fair Value
                                                                            -----------   -----------
Due in one year or less...................................................  $ 4,574,368   $ 4,598,432
Due from one year to five years...........................................   23,856,762    23,799,012
Due from five to ten years................................................   14,599,280    14,618,889
Due after ten years.......................................................    2,042,749     1,983,823
Securities with no scheduled maturities...................................      249,500       249,500
                                                                            -----------   -----------
                                                                            $45,322,659   $45,249,656
                                                                            -----------   -----------
                                                                            -----------   -----------

     Securities carried at $1,995,173 at December 31, 1996, and $2,101,188 at December 31, 1995, were pledged to secure public deposits required by law.

NOTE 3. LOANS

     The components of loans in the balance sheets were as follows:

                                                                               1996          1995
                                                                           ------------   -----------
Real estate mortgage loans...............................................  $ 75,006,256   $69,223,965
Commercial loans.........................................................    10,744,057    10,113,421
Installment loans, net...................................................    15,769,161    14,722,109
                                                                           ------------   -----------
                                                                            101,519,474    94,059,495
Net deferred loan costs and fees.........................................       211,944        78,309
Allowance for loan losses................................................    (1,020,104)     (925,170)
                                                                           ------------   -----------
                                                                           $100,711,314   $93,212,634
                                                                           ------------   -----------
                                                                           ------------   -----------

     Loans upon which the accrual of interest has been discontinued totaled $17,349 and $76,502 at December 31, 1996 and 1995, respectively.

     An analysis of the change in the allowance for loan losses follows:

                                                                    1996        1995         1994
                                                                 ----------   ---------   ----------
Balance, beginning of year.....................................  $  925,170   $ 962,005   $1,049,619
Provision for loan losses......................................     305,000      58,000       90,000
Recoveries.....................................................      23,247      10,792       50,650
Loans charged off..............................................    (233,313)   (105,627)    (228,264)
                                                                 ----------   ---------   ----------
Balance, end of year...........................................  $1,020,104   $ 925,170   $  962,005
                                                                 ----------   ---------   ----------
                                                                 ----------   ---------   ----------

     Loans having carrying values of $329,756 and $901,725 were transferred to foreclosed real estate in 1996 and 1995, respectively.

NOTE 4. OTHER TIME DEPOSITS

     The aggregate amount of other time deposits each with a minimum denomination of $100,000, was $7,469,000 and $5,610,000 at December 31, 1996 and
1995, respectively.

         NOTES TO FINANCIAL STATEMENTS CONTINUED

                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 5. BANK PREMISES AND EQUIPMENT

     Components of bank premises and equipment included in the balance sheets at December 31, 1996 and 1995, were as follows:

                                                                                  1996         1995
                                                                               ----------   ----------
Land.........................................................................  $  309,736   $  309,736
Buildings and improvements...................................................   2,108,448    2,078,404
Furniture and equipment......................................................   2,456,264    2,168,344
                                                                               ----------   ----------
Total cost...................................................................   4,874,448    4,556,484
Less accumulated depreciation................................................   2,034,028    1,662,318
                                                                               ----------   ----------
Net book value...............................................................  $2,840,420   $2,894,166
                                                                               ----------   ----------
                                                                               ----------   ----------

NOTE 6. INCOME TAXES

     The provision for income taxes consisted of the following for the years ended December 31:

                                                                        1996       1995       1994
                                                                      --------   --------   --------
Currently payable...................................................  $428,457   $267,618   $268,839
Deferred............................................................   113,602     93,232     79,760
                                                                      --------   --------   --------
                                                                      $542,059   $360,850   $348,599
                                                                      --------   --------   --------
                                                                      --------   --------   --------

     The reasons for the differences between the statutory Federal income tax rates and the effective tax rates are summarized as follows:

                                                                        1996       1995       1994
                                                                      --------   --------   --------
Statutory rates.....................................................      34.0%      34.0%      34.0%
Increase (decrease) resulting from:
Effect of tax-exempt income.........................................     (11.2)     (15.1)     (15.0)
Other, net..........................................................        --         .2        1.2
                                                                      --------   --------   --------
                                                                          22.8%      19.1%      20.2%
                                                                      --------   --------   --------
                                                                      --------   --------   --------

     The components of the net deferred tax assets and liabilities included in other assets are as follows at December 31:

                                                                      1996        1995        1994
                                                                    ---------   ---------   --------
Deferred tax assets
   Allowance for loan losses......................................  $ 223,758   $ 191,481   $204,004
   Net unrealized loss on available-for-sale securities...........     24,820          --    379,895
   Deferred loan fees and costs...................................         --          --     45,553
   Deferred compensation..........................................     98,758      87,807     78,069
   Other, net.....................................................     20,863       6,555     19,322
   Alternative minimum tax........................................         --      92,752     51,717
                                                                    ---------   ---------   --------
                                                                      368,199     378,595    778,560
                                                                    ---------   ---------   --------
Deferred tax liabilities
   Net unrealized gain on available-for-sale securities...........         --    (111,652)        --
   Pension plan...................................................    (58,390)    (45,633)   (37,507)
   Deferred loan fees and costs...................................   (162,410)    (87,055)        --
   Other, net.....................................................    (29,909)    (44,501)   (42,041)
                                                                    ---------   ---------   --------
                                                                     (250,709)   (288,841)   (79,548)
                                                                    ---------   ---------   --------
Net deferred tax asset............................................  $ 117,490   $  89,754   $699,012
                                                                    ---------   ---------   --------
                                                                    ---------   ---------   --------

NOTE 7. DEFINED BENEFIT PENSION PLAN

     Net pension cost for the Bank's defined benefit pension plan consisted of the following components for the years ended December 31, 1996, 1995 and 1994:

                                                                 1996          1995          1994
                                                              -----------   -----------   ----------
Service cost (benefits earned)..............................  $    64,671   $    58,046   $   54,345
Interest cost on projected benefit obligation...............       78,249        74,866       69,031
Actual return on plan assets................................      (46,653)      (82,623)     (47,323)
Net amortization and deferral...............................      (56,392)       (3,014)     (34,523)
                                                              -----------   -----------   ----------
                                                              $    39,875   $    47,275   $   41,530
                                                              -----------   -----------   ----------
                                                              -----------   -----------   ----------

     The following table sets forth the plan's funded status and the amounts recognized in the accompanying balance sheets as of December 31, 1996, 1995 and 1994:

                                                                 1996          1995          1994
                                                              -----------   -----------   ----------
Actuarial present value of benefit obligations:
Vested benefits.............................................  $  (828,434)  $  (766,516)  $ (737,481)
                                                              -----------   -----------   ----------
                                                              -----------   -----------   ----------
Accumulated benefits........................................  $  (800,430)  $  (785,290)  $ (770,424)
                                                              -----------   -----------   ----------
                                                              -----------   -----------   ----------
Projected benefits..........................................  $(1,080,000)  $(1,000,658)  $ (961,589)
Plan assets at fair value...................................    1,278,515     1,199,548    1,097,271
                                                              -----------   -----------   ----------
Plan assets in excess of projected benefit obligation.......      198,515       198,890      135,682
Unrecognized net gain.......................................     (103,848)     (139,810)     (98,573)
Unrecognized net asset......................................     (128,147)     (146,453)    (164,759)
Unrecognized prior service cost.............................      205,222       221,594      237,966
                                                              -----------   -----------   ----------
Asset on balance sheets.....................................  $   171,742   $   134,221   $  110,316
                                                              -----------   -----------   ----------
                                                              -----------   -----------   ----------
Contributions...............................................  $    77,396   $    71,180   $  143,053
                                                              -----------   -----------   ----------
                                                              -----------   -----------   ----------

     Assumptions used by the Bank in the determination of pension plan information consisted of the following as of December 31, 1996, 1995 and 1994:

Discount rate...........................................................    8%
Rate of increase in compensation levels.................................    6%
Expected long-term rate of return on plan assets........................    9%

NOTE 8. DEFINED CONTRIBUTION RETIREMENT PLAN

     The Bank has a 401(k) retirement plan covering substantially all employees who have completed six months of service. Employees may contribute up to 15% of their salaries and the Bank matches 100% of the first 2% and 25% of the next 2% of employees' contributions. Additional contributions can be made by the Bank at the discretion of the Board of Directors. Total contributions to the plan, by the Bank, were $32,360, $22,326 and $15,282 in 1996, 1995 and 1994, respectively.

NOTE 9. EMPLOYEE STOCK OWNERSHIP PLAN

     The Bank has a noncontributory Employee Stock Ownership Plan for the benefit of all eligible employees who have completed twelve months of service with the Bank and who have attained the age of 21. Contributions to the plan are at the discretion of the Board of Directors. Contributions to the plan were $80,000, $60,000 and $57,500 in 1996, 1995 and 1994, respectively.

         NOTES TO FINANCIAL STATEMENTS continued

                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 10. SHAREHOLDERS' EQUITY

     The Bank is authorized to issue 500,000 shares of preferred stock with a par value of $5 per share. At December 31, 1996 and 1995 no preferred stock had been issued. The rights and preferences of any preferred shares will be determined by the Board of Directors upon issuance of the stock, subject to approval of the holders of the common stock of the Bank.

     The Bank has a dividend reinvestment plan under which shareholders may choose to receive additional shares of common stock in lieu of cash dividends. Shares are issued at 95% of the market price on the dividend payment date. Shares totaling 15,756 and 8,530 were issued in 1996 and 1995, respectively.

NOTE 11. STOCK OPTION PLAN

     The Bank has two incentive stock option plans. The 1985 incentive stock option plan expired in 1995 and no additional shares may be granted under this plan. Under the incentive stock option plan adopted in 1994, the Bank may grant options to certain key employees for up to 75,000 shares. At December 31, 1996, the 1994 plan had 72,270 shares available for grant. Under both plans, the exercise price of each option equals the market price of the Bank's common stock on the date of grant and an option's maximum term is ten years. Options granted are exercisable only after meeting certain performance targets during a specified time period. If the targets are not met, the options lapse.

     A summary of the status of the Bank's incentive stock option plans as of December 31, 1996, 1995 and 1994, and changes during the years ending on those date is presented below:

                                                                Exercisable Stock Options
                                                     ------------------------------------------------
                                                     Outstanding   Granted    Exercised   Outstanding
                                                      Beginning     During     During       At End
                                                       of Year     the Year   the Year      of Year
                                                     -----------   --------   ---------   -----------
1996
   Shares..........................................     32,736       8,200      (9,788)      31,148
   Weighted average exercise price.................    $ 12.09      $17.00     $  9.58      $ 14.17
1995
   Shares..........................................     24,120       9,100        (484)      32,736
   Weighted average exercise price.................    $ 10.29      $16.50     $  5.16      $ 12.09
1994
   Shares..........................................     28,720       2,606      (7,206)      24,120
   Weighted average exercise price.................    $  9.65      $15.50     $  9.61      $ 10.29

     At December 31, 1996, exercise prices on outstanding options ranged from $7.73 to $17.00 per share and the weighted average remaining contractual life was 6.8 years.

     The Bank accounts for its stock option plans in accordance with APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, which does not allocate costs to stock options granted at current market values. The Bank could, as an alternative, allocate costs to stock options using option pricing models, as provided in Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. Because of the limited number of options granted and the limited amount of trading activity in the Bank's stock, management believes that the Bank's stock options are best accounted for in accordance with APB Opinion No. 25.

NOTE 11. STOCK OPTION PLAN -- (CONCLUDED)

     However, had the Bank accounted for its stock options in accordance with SFAS No. 123, net earnings and earnings per share would have been as follows for each of the years ending December 31,

                                                                             1996      1995      1994
                                                                            -------   -------   -------
Pro-forma reduction in net income.........................................  $(8,000)  $(7,000)  $(5,000)
                                                                            -------   -------   -------
                                                                            -------   -------   -------
Pro-forma earnings per share..............................................  $  1.63   $  1.38   $  1.27
                                                                            -------   -------   -------
                                                                            -------   -------   -------

     Pro-forma amounts were computed using a 6% discount rate over the term of the options and dividend rates which approximate current payments.

NOTE 12. FINANCIAL INSTRUMENTS

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheets. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Unless noted otherwise, the Bank does not require collateral or other security to support financial instruments with credit risk.

COMMITMENTS TO EXTEND CREDIT.   Commitments to extend credit are agreements to
lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable; inventory, property, plant, and equipment; and income-producing commercial properties.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions.

     A summary of the notional amounts of the Bank's financial instruments with off-balance-sheet risk at December 31, 1996 and 1995, follows:

                                                                                  1996         1995
                                                                               ----------   ----------
Commitments to extend credit.................................................  $8,083,472   $4,713,342
Lines of credit to directors.................................................   1,719,834    1,041,000
Standby letters of credit....................................................     427,117      412,620
Credit card arrangements.....................................................   2,861,750    3,856,300

         NOTES TO FINANCIAL STATEMENTS continued


                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 13. SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK

     Most of the Bank's business activity is with customers located in the counties of Lancaster and Northumberland, Virginia. The Bank makes residential, commercial and consumer loans and approximately 74% of the loan portfolio is composed of real estate mortgage loans, which primarily are for single family residences. The adequacy of collateral on real estate mortgage loans is highly dependent on changes to real estate values.

NOTE 14. RELATED PARTIES

     The Bank has entered into transactions with its directors and principal officers of the Bank, their immediate families and affiliated companies in which they are the principal stockholders (related parties). The aggregate amount of loans to such related parties was approximately $2,352,000 and $2,212,000 at December 31, 1996 and 1995, respectively. All such loans, in the opinion of the management, were made in the normal course of business on the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions.

NOTE 15. COMMITMENTS AND CONTINGENCIES

     In the ordinary course of business, the Bank has various outstanding commitments and contingent liabilities that are not reflected in the accompanying financial statements. At December 31, 1996, the Bank was not involved in any litigation.

NOTE 16. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair values of the Bank's financial instruments at December 31, 1996, are shown in the following table. The carrying amounts in the table are included in the balance sheet under the applicable captions.

                                                                                         Dollars in
                                                                                          Thousands
                                                                                     -------------------
                                                                                     Carrying     Fair
                                                                                      Amount     Value
                                                                                     --------   --------
Financial assets:
   Cash and due from banks.........................................................  $ 3,995    $  3,995
   Federal funds sold..............................................................    4,537       4,537
   Securities available-for-sale...................................................   45,250      45,250
   Loans, net of allowance for loan losses.........................................  100,711     105,237
Financial liabilities:
   Non-interest bearing deposits...................................................   11,675      11,675
   Savings deposits................................................................   98,517      98,517
   Other time deposits.............................................................   31,918      31,918
Off-balance-sheet liabilities:
   Commitments to extend credit....................................................   12,665      12,665
Standby letters of credit..........................................................      427         427

     The above presentation of fair values is required by Statement on Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. The fair values shown do not necessarily represent the amounts which would be received on immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure

NOTE 16. FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONCLUDED)

requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument.

     The carrying amounts of cash and due from banks, federal funds sold, demand and savings deposits, and commitments to extend credit represent items which do not present significant market risks, are payable on demand, or are of such short duration that market value approximates carrying value.

     Securities available-for-sale are valued at the quoted market prices for the individual securities held.

     The fair value of loans is estimated by discounting future cash flows using the current interest rates at which similar loans would be made to borrowers.

     Other time deposits are presented at estimated fair value using interest rates currently offered for deposits of similar remaining maturities.

     Fair values for off-balance-sheet lending commitments approximates the carrying value.

NOTE 17. RESTRICTIONS ON RETAINED EARNINGS

     Federal regulations limits the payment of dividends in any calendar year to the net profits for the year combined with the retained net profits of the preceding two calendar years, unless the Bank has received the prior approval of the regulators.

NOTE 18. REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). At December 31, 1996, the Bank met all capital adequacy requirements to which it is subject. The Bank was required to have minimum Tier 1 and Total Capital ratios of 5.5% and 8.0%, respectively, at December 31, 1996. The Bank's actual ratios at that date were 17.78% and 18.86%, respectively. The Bank's leverage ratio at December 31, 1996, was 10.65%.

         INDEPENDENT AUDITORS' REPORT


[LOGO]

To the Board of Directors
Bank of Lancaster
Kilmarnock, Virginia

We have audited the accompanying balance sheets of Bank of Lancaster as of December 31, 1996 and 1995, and the related statements of income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bank of Lancaster as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                       /s/ Eggleston Smith P.C.


January 30, 1997